EXHIBIT 5.1

                      SOLOMON WARD SEIDENWURM & SMITH, LLP
                            401 B STREET, SUITE 1200
                               SAN DIEGO, CA 92101


August 3, 2000

TELECOPY AND OVERNIGHT DELIVERY
-------------------------------

SVI Holdings, Inc.
12707 High Bluff Drive, Suite 335
San Diego, CA  92130

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We are delivering this opinion and consent to you in connection with the proposed resale of up to 700,000 shares of common stock, $.0001 par value (the "Shares"), of SVI Holdings, Inc. (the "Company"), and to be registered with the Securities and Exchange Commission on Form S-3 (the "Registration Statement").

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion. Based thereon, we advise you that, in our opinion, the Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

Very truly yours,


/s/ SOLOMON WARD SEIDENWURM & SMITH, LLP

SOLOMON WARD SEIDENWURM & SMITH, LLP